Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
The Fortegra Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)			$100,000,000	0.00014760	$14,760.00
Fees Previously Paid
	Total Offering Amount					$100,000,000		$14,760.00
	Total Fees Previously Paid							--
	Total Fees Offsets							$17,703.12(3)
	Net Fee Due							$0.00
(1)Includes the offering price of shares that the underwriters may purchase pursuant to an option to purchase additional shares.
(2)Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)A registration fee of $17,703.12 was previously paid in connection with the Prior S-1 (defined below) with $10,910 paid at the initial filing of the Registration Statement and $6,793.12 paid with the amended Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	The Fortegra Group, LLC(1)	S-1	333- 254285(2)	March 15, 2021		$17,703.12	Equity	Common stock, $0.01 par value per share	9,545,000	$162,265,000

Fee Offset Sources	The Fortegra Group, LLC(1)	S-1	333- 254285(2)		April 20, 2021						$17,703.12
(1)In 2022, The Fortegra Group, LLC was converted into a Delaware corporation and renamed The Fortegra Group, Inc.
(2)The Registrant paid a registration fee of $17,703.12 in connection with the registration of $162,265,000 shares of common stock, par value $0.01 per share, pursuant to the amended Registration Statement on Form S-1, filed on April 20, 2021 (File No. 333-254285) by The Fortegra Group, LLC, of which $10,910.00 was previously paid in connection with the Registration Statement on Form S-1, filed on March 15, 2021 (File No. 333-254285) (together, the “Prior S-1”). The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on April 29, 2021. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $17,703.12, representing the fee paid in connection with the Prior S-1.